Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-82688, 333-101360, 333-101361, 333-124366, 333-130024, 333-139246, 333-139247, 333-139254, 333-147386 and 333-163007) and on Form S-3 (Nos. 333-141517, 333-153373, 333-150851, 333-37934, 333-71526, 333-81964, 333-88866, 333-122240, 333-117952, 333-130026, 333-130028 and 333-139244) of Ladenburg Thalmann Financial Services Inc. of our report dated January 16, 2012 relating to the consolidated financial statements of Securities America Financial Corporation, which appears in the Current Report on Form 8-K/A of Ladenburg Thalmann Financial Services Inc. dated January 20, 2012.

/s/PricewaterhouseCoopers LLP

Chicago, IL
January 20, 2012